SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2006

California News Tech

(Exact name of registrant as specified in its charter)

Nevada	333-107300	88-0417389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Van Ness Avenue Suite 406-407, 4th Floor, San Francisco, California,United States of America	94109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 415-205-1695

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On October 31, 2006, our Board of Directors resolved to amend the Articles of Incorporation pursuant to Nevada Revised Statues 78.207 to increase the number of authorized shares of our common stock, par value $.003, from 8,333,333 to 100,000,000 shares. Correspondingly, our Board of Directors affirmed a reverse split of one for ten in which each shareholder will be issued one common share in exchange for each ten common shares of their currently issued common stock. Our shareholders approved both actions at the annual meeting held December 29, 2006.

On December 29, 2006, we filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State reflecting the increase in authorized shares.

A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit  Description.
Number

3.1  Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California News Tech

/s/ Marian Munz
Marian Munz
Chief Executive Officer

Date: December 29, 2006